Exhibit 1.1

EXECUTION VERSION

2,500,000 Shares

ADAMAS PHARMACEUTICALS, INC.

Common Stock

UNDERWRITING AGREEMENT

January 6, 2016

COWEN AND COMPANY, LLC

PIPER JAFFRAY & CO.

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

1.          INTRODUCTORY.  Adamas Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 2,500,000 shares of its common stock, $0.001 par value (the “Common Stock”).  The aggregate of 2,500,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock.”  The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 375,000 shares of Common Stock (the “Optional Stock”).  The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.”  Cowen and Company, LLC (“Cowen”) and Piper Jaffray & Co. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2.          REPRESENTATIONS AND WARRANTIES

(i)        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)        Registration Statement.  A registration statement of the Company on Form S-3 (File No. 333-204284) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).  The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or made available, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations.  The proposed offering of the Stock may be made pursuant to General Instruction I.B.1 of Form S-3.  Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(i)(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Stock has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission.

The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430A, 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.”  If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Stock, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”  Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations relating to the Stock is hereinafter called a “Preliminary Prospectus.”

Any reference herein to the Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein.  Any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of such Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be.  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

(b)        General Disclosure Package.  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, if any, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); nor (iv) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 6:30 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)        No Stop Orders; No Material Misstatements.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(d)        Registration Statement and Prospectus Contents.  At the respective times the Registration Statement and any amendments thereto became or become effective and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e)        Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(i)(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f)        Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)        Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(i)(c) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)        Emerging Growth Company.  From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any communication in reliance on Section 5(d) of the Securities Act through the date hereof, the Company has been and is an

“emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(i)         Not an Ineligible Issuer.  At the time of the filing of the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)         Testing the Waters Communications.  Since April 9, 2014, the Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications.

(k)        Organization and Good Standing.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(l)         Subsidiaries.  Each significant subsidiary of the Company has been duly incorporated, organized or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with power and authority (corporate and other power) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification in each case, except where the failure to be so qualified in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations).

(m)      The Stock.  The Stock and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Pricing Prospectus; all outstanding shares of capital stock of the Company are, and, when the Stock has been delivered and paid for in accordance with this Agreement on each Closing Date, such Stock will have been, validly authorized and issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Stock; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  As of September 30, 2015, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than as described in the General Disclosure Package.  Since such date, the Company has not issued any securities other than Common Stock issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Stock pursuant to employee stock purchase plans.

(n)        No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(o)        Registration Rights. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4(i)(k).

(p)        Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Stock by the Company, except (A) such as have been obtained, or made on or prior to the date hereof, (B) such as may be required under state securities laws and (C) such as may be required by the Financial Industry Regulatory Authority (“FINRA”). The Stock has been approved for listing on The NASDAQ Global Market, subject to notice of issuance.

(q)        Title to Property. Except as disclosed in the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal assets owned by them, in each case free from liens, charges, encumbrances and defects and, except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. Neither the Company nor any subsidiary owns any real property.

(r)         Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Stock will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except with respect to (ii) and (iii) of this sentence such that would not, individually or in the aggregate, result in a Material Adverse

Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)        Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(t)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(u)        Possession of Licenses and Permits. The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) from, and have made all declarations, filings, listings, registrations, reports and submissions with, the appropriate federal, state, local or foreign governmental or regulatory authorities including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and equivalent foreign regulatory authorities, in each case that are necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Prospectus to be conducted by them except as disclosed in the General Disclosure Package and the Prospectus or where failure to so possess or be in compliance with would not be reasonably expected to have a Material Adverse Effect, (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses, (iii) do not have any reason to believe that any such License will not be renewed in the ordinary course, (iv) are not in violation of, or in default under, any such License except such violations that would not, individually or in the aggregate, result in a Material Adverse Effect, and (v) no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions; in each case such that, if determined adversely to the Company or any of its subsidiaries, the events would individually or in the aggregate have a Material Adverse Effect.

(v)        Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(w)       Intellectual Property. Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, service marks, trade names, trade dress, domain names and other source identifiers, and all goodwill associated with the foregoing, patent rights, copyrights, licenses, approvals, trade secrets, inventions, technology, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used or held for use in the conduct of the business as described in the General Disclosure Package or the Prospectus, except where any failure to own, possess or acquire such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Prospectus, and to the knowledge of the Company: (a) the conduct of the business of the Company and its subsidiaries has not infringed, misappropriated or otherwise violated the Intellectual Property Rights of others in any material respect, and (b) the conduct of the business of the Company and its subsidiaries as proposed in the General Disclosure Package or the Prospectus to be conducted by them will not infringe, misappropriate or otherwise violate the Intellectual Property Rights of others in any material respect. Except as disclosed in the General Disclosure Package and the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) to the Company’s knowledge there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party alleging that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of any third party and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used or held for use by the Company or any of its subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of any rights of any third party; and (vii) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights the value of which to the Company or any subsidiary is contingent upon maintaining the confidentiality thereof, except in each case covered by clauses (i)-(vii) of this sentence such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.  All founders and employees who have developed material Intellectual Property Rights for the Company or any subsidiary of the Company have signed confidentiality and invention assignment agreements with the Company or such subsidiary of the Company, as applicable, pursuant to which the Company or subsidiary of the Company, as applicable, either (x) has obtained ownership of and is the exclusive owner of, or (y) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business, such Intellectual Property Rights developed by such founders and employees.

(x)        Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and the Company has no knowledge of any pending investigation which might lead to such a claim.

(y)        Accurate Disclosure. The statements in the Pricing Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(z)        Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock; however, the Company makes no representation with respect to any actions taken by the Underwriters.

(aa)     Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(bb)     Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Prospectus, the Company, its subsidiaries, and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules of the NASDAQ Stock Market. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws (as defined below) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the rules of the NASDAQ Stock Market.  The Company’s internal control over financial reporting is effective.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.  For the purposes of this section (bb), “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act of 2002) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market.

(cc)      Litigation. Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Stock; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(dd)     Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

(ee)      No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(ff)       Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg)      Ratings. No “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 6(l) hereof.

(hh)     Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ii)        Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus; and the Company maintains directors’ and officers’ insurance in customary amounts.

(jj)       Regulatory Matters: Products and Product Candidates. The Company and its subsidiaries (i) have operated and currently operate their respective businesses in compliance in all material respects with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by the Company, including, without limitation, requirements under the U.S. Federal Food, Drug and Cosmetic Act and rules and regulations thereunder, regulations relating to Good Clinical Practices and Good Laboratory Practices, and the U.S. Animal Welfare Act and rules and regulations thereunder (collectively, “Applicable Laws”), and (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any permits required by any such Applicable Laws.

(kk)     Regulatory Matters: Manufacturing. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject (collectively, the “Regulatory Authorities”).

(ll)        Regulatory Matters: Clinical Trials.  All clinical and preclinical studies and trials conducted by or on behalf of or sponsored by the Company, or in which the Company participated, with respect to the Company’s product and product candidates, including any such studies and trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement and the General Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company’s knowledge being conducted in all material respects in accordance with all applicable statutes, rules, regulations and policies of the Regulatory Authorities and current good clinical practices and good laboratory practices, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the General Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; to the Company’s knowledge, the Company has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities; the Company has not received, nor does it have knowledge that any of its collaboration partners has received, any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. The Company Trials have been designed to ensure that informed consent from each human subject participating in the Company Trials is obtained. In using or disclosing patient information received by the Company in connection with a Company Trial, the Company has complied in all material respects, to the extent applicable, with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(mm)   eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)     No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(oo)     Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp)     Compliance with OFAC.

(A)                 Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(B)                 The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)                 For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.          PURCHASE, SALE AND DELIVERY OF THE STOCK.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $21.62 per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account specified by the Company payable to the order of the Company for the Firm Stock sold by them all at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on January 12, 2016, in accordance with Rule 15c6-1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “Closing Date”.  The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and the Representatives.

The Underwriters may purchase all or less than all of the Optional Stock.  The price per share to be paid for the Optional Stock shall be the Purchase Price.  The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock.  Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name on Schedule A bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate fractions).  The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement.  No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered.  The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by Representatives to the Company.

The option granted hereby may be exercised by written notice being given to the Company by the Representatives setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock.  Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given.  The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account specified by the Company payable to the order of the Company, all at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.          FURTHER AGREEMENTS

(i)        FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the several Underwriters:

(a)        Required Filings; Amendments or Supplements; Notice to the Representative.  To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)        Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Firm Stock within the meaning of the Securities Act and (b) the completion of the Lock-Up Period (as defined below).

If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c)        Permitted Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free

Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(d)        Ongoing Compliance.  If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.  The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement.  In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)        Amendment to General Disclosure Package.  If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(f)        Amendment to Issuer Free Writing Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(g)        Delivery of Registration Statement.  To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)        Delivery of Copies.  Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(i)         Earnings Statement.  To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(j)         Reports.  Upon request, during the period of one (1) year from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the

Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(k)        Lock-Up.  During the period commencing on and including the date hereof and ending on and including the (90th) day following the date of this Agreement (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Common Stock pursuant to this Agreement; (ii) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option or equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (iii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof; (iv) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act; and (v) issue Common Stock or securities exercisable for, convertible into or exchangeable for Common Stock in connection with any acquisition, collaboration, merger, licensing or other joint venture or strategic transaction involving the Company; provided that, in the case of clause (v), that such issuances shall not be greater than 5% of the total outstanding shares of the Company immediately following the initial closing hereunder and the recipients of such Common Stock agree to be bound by a lock-up letter in the form executed by directors and officers pursuant to Section 6(p) hereof.  The Company will cause each executive officer, director and stockholder of the Company listed on Exhibit II to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto.  In addition, the Company will direct the transfer agent to place or maintain stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements during the Lock-Up Period.

(l)         Delivery of SEC Correspondence.  To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)      Press Releases.  Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives is notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(n)        Compliance with Regulation M.  Until the Underwriters shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(o)        Registrar and Transfer Agent.  To maintain, at its expense, a registrar and transfer agent for the Stock for so long as the Common Stock is listed on the NASDAQ Global Market.

(p)        Use of Proceeds.  To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(q)        Exchange Listing.  To use its reasonable best efforts to list, for quotation the Stock on the Nasdaq Global Market.

(r)         Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.

5.          PAYMENT OF EXPENSES.  The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters, not to exceed $25,000) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters, not to exceed, together with the amount payable pursuant to (d) above, $25,000) of qualifying the Stock under the securities laws of the several jurisdictions and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, and (j) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters.

6.          CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on such Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)        Registration Compliance; No Stop Orders.  The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(i)(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)        No Material Misstatements.  None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)        Corporate Proceedings.  All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)        Opinion and 10b-5 Statement of Counsel for the Company.   Cooley LLP shall have furnished to the Representatives such counsel’s written opinion and 10b-5 statement, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance previously agreed upon with Davis Polk & Wardwell LLP, counsel for the Underwriters.

(e)        Opinion of Intellectual Property Counsel for the Company.   Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance previously agreed upon with Davis Polk & Wardwell LLP, counsel for the Underwriters.

(f)        Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(g)        Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)        Bring Down Comfort.  On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (g) of this Section 6.

(i)         Officer’s Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board or President and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(j)         No Material Adverse Effect.  Since the date of the latest financial statements included or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(k)        No Legal Impediment to Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or reasonably potentially materially and adversely affect the business or operations of the Company.

(l)         No Downgrade.  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(m)      Market Conditions.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the NASDAQ Global Market, or trading in securities generally on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in each case, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n)        Exchange Listing.  The Company shall have filed a Notification: Listing of Additional shares with the NASDAQ Global Market and shall have received no objection thereto from NASDAQ.

(o)        Good Standing.  The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations) in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(p)        Lock Up Agreements.  The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the executive officers, directors and stockholders of the Company listed on Exhibit II hereto.

(q)        Secretary’s Certificate.  The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(r)         Chief Financial Officer Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, in the form previously agreed upon with Davis Polk & Wardwell LLP, counsel for the Underwriters.

(s)        Additional Document.  On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          INDEMNIFICATION AND CONTRIBUTION.

(a)        Indemnification of Underwriters by the Company.  The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)        Indemnification of Company by the Underwriters.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to

Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  All such fees and expenses will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees and expenses in reasonable detail.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)        If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.

(e)        The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.          TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representatives in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j), 6(l) or 6(m) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9.          REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.       SUBSTITUTION OF UNDERWRITERS.  If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations,  warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.       ABSENCE OF FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that:

(a)        each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b)        the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)        it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)        it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.       SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.       SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.       NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)        if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; and

(b)        if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to:

Adamas Pharmaceuticals, Inc.

1900 Powell Street, Suite 750

Emeryville, CA 94608

Attention: William J. Dawson, Chief Financial Officer

Email:

Facsimile:

With a copy to:

Adamas Pharmaceuticals, Inc.

1900 Powell Street, Suite 750

Emeryville, CA 94608

Attention: Gregory T. Went, Chief Executive Officer

Attention: Grace U. Shin, General Counsel

Email:

Email:

Facsimile:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Kenneth L. Guernsey and Danielle E. Naftulin

Email: kguernsey@cooley.com

Email: dnaftulin@cooley.com

Facsimile: (650) 849-7400

provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail,  or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.       DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16.       GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations.  The Company irrevocably (a) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17.       UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus:  (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the concession figure appearing in the ninth paragraph and the statements concerning the Underwriters contained in the tenth, twelfth and fourteenth paragraphs under the heading “Underwriting.”

18.       AUTHORITY OF THE REPRESENTATIVES.  In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters.

19.       PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.       GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

21.       COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

ADAMAS PHARMACEUTICALS, INC.

		By:	/s/ Gregory T. Went
Name: Gregory T. Went
Title: Chief Executive Officer and Chairman of the Board

Accepted as of
the date first above written:

COWEN AND COMPANY, LLC

PIPER JAFFRAY & CO.
Acting on their own behalf
and as Representatives of several
Underwriters listed on Schedule A to this Agreement.

By: COWEN AND COMPANY, LLC

By:	/s/ Jason Fenton
Name: Jason Fenton
Title: Managing Director

By: PIPER JAFFRAY & CO.

By:	/s/ Christie L. Christina
Name: Christie L. Christina
Title: Managing Director
Piper Jaffray & Co.

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased
Cowen and Company, LLC	875,000	131,250
Piper Jaffray & Co.	875,000	131,250
William Blair & Co., L.L.C.	437,500	65,625
JMP Securities LLC	250,000	37,500
Trout Capital LLC	62,500	9,375
Total	2,500,000	375,000

2

SCHEDULE B

General Use Free Writing Prospectuses

Free Writing Prospectus as filed with the Commission on January 6, 2016.

3

SCHEDULE C

Pricing Information

Firm Stock to be Sold:  2,500,000 shares

Offering Price:  $23.00 per share

Underwriting Discounts and Commissions:  6%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses, and excluding Optional Stock):  $54,050,000

EXHIBIT I

Form of Lock-Up Agreement

January    , 2016

COWEN AND COMPANY, LLC

PIPER JAFFRAY & CO.

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Re:  Adamas Pharmaceuticals, Inc. — Offering of Common Stock

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Adamas Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Cowen and Company, LLC (“Cowen”) and Piper Jaffray & Co., as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock (the “Offering”), par value $0.001 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives on behalf of the Underwriters that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time [and over which the undersigned has the authority to cause the shares not to be sold](1) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

(1)  Delete for MDV lock-up.

2

[Notwithstanding the foregoing, it is understood that the undersigned is signing this agreement in his individual capacity only and not on behalf of any entity affiliated with Mohr Davidow Ventures and that any shares of Common Stock owned by MDV VII, L.P. (“MDV VII”), MDV VII Leaders’ Fund, L.P. (“MDV VII Leaders”), MDV ENF VII(A), L.P. (“MDV ENF VII(A)”), MDV ENF VII(B), L.P. (“MDV ENF VII(B)”), MDV IX, L.P. (“MDV IX”), MDV ENF IX, L.P. (“MDV ENF IX”), Seventh MDV Partners, L.L.C., as nominee for MDV VII, MDV VII Leaders, MDV ENF VII(A) and MDV ENF VII(B), or Ninth MDV Partners, L.L.C., as nominee for MDV IX and MDV ENF IX, shall not be considered “Beneficially Owned Shares” for purposes of this agreement.](2)

The restrictions set forth in the preceding paragraphs shall not apply to:

(1)           if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4)           transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering; provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period,

(5)           the net exercise, through the surrender of shares of Common Stock directly to the Company, of any stock options issued pursuant to the Company’s equity incentive plans, which equity incentive plans and stock options exist at the time of the Offering and are also described in the final prospectus relating to the Offering,

(6)           the withholding by, or transfer to, the Company of shares of Common Stock to cover required tax withholding associated with the exercise or vesting of a stock option or other equity award, provided that such withholding or transfer shall only be permitted to the extent required to cover applicable withholding tax obligations and that if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934 reporting a reduction in beneficial ownership of shares of Common Stock of the Company, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a forfeiture or sale of shares solely to cover applicable withholding tax obligations,

(2)  Insert for William Ericson lock-up.

3

(7)           sales of Common Stock pursuant to a trading plan in existence on December 22, 2015 and disclosed to the Representatives, providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, [and]

(8)           the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period[, and

(9)           transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock following the undersigned’s termination of service with the Company; provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period](3);

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives[, provided that the undersigned may transfer up to an aggregate of 1.5 million shares pursuant to clause (2) above without complying with this clause (A)](4), and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (x) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (y) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (z) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

In order to enable the restrictions set forth herein to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of

(3)  Include for Jeffrey Knapp lock-up.

(4)  Include for MDV lock-up.

4

any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) the Company notifies Cowen in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by March 31, 2016, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement.  The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

5

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Address:	Address:

[Signature Page to Adamas Follow-On Lock-Up Agreement]

6

EXHIBIT II

Gregory Went, Ph.D.

Natalie McClure, Ph.D

Jeffrey Knapp

Bill Dawson

Grace Shin

Rajiv Patni

David Mahoney

Richard Booth

Martha Demski

William Ericson, J.D.

Sara Grootwassink Lewis

John MacPhee

MDV VII, L.P., as nominee for MDV VII, L.P., MDV VII Leaders’ Fund, L.P., MDV ENF VII(A), L.P. and MDV ENF VII(B), L.P.

MDV IX, L.P., as nominee for MDV IX, L.P. and MDV ENF IX, L.P.